SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                           Filed by the Registrant [X]

                          Check the appropriate box [X]

                         [ ] Preliminary Proxy Statement
        [ ] Confidential, For Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                MINDFULEYE, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                                       n/a

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)      Proposed maximum aggregate value of transactions:

(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[_] Check box of any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

Description of Transaction

The description of the transaction is incorporated by reference to the press release attached as Exhibit 99.1 to this filing on Schedule 14A.

NETCURRENTS, INC. PLANS TO FILE A REGISTRATION STATEMENT ON FORM S-4 WITH THE SEC IN CONNECTION WITH THE MERGER TRANSACTION. THE FORM S-4 WILL CONTAIN A PROSPECTUS, A PROXY STATEMENT FOR THE STOCKHOLDERS' MEETING OF MINDFULEYE, INC. AT WHICH THE PROPOSED TRANSACTION WILL BE CONSIDERED, AND OTHER DOCUMENTS. MINDFULEYE PLANS TO MAIL THE PROXY STATEMENT AND PROSPECTUS CONTAINED IN THE FORM S-4 TO ITS STOCKHOLDERS. THE FORM S-4, PROXY STATEMENT AND PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT MINDFULEYE, NETCURRENTS, THE MERGER AND RELATED MATTERS. INVESTORS AND STOCKHOLDERS SHOULD READ THE FORM S-4, PROXY STATEMENT AND PROSPECTUS AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER CAREFULLY BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE MERGER. A COPY OF THE MERGER AGREEMENT WITH RESPECT TO THE MERGER WILL BE FILED BY BOTH NETCURRENTS AND MINDFULEYE ONCE IT IS COMPLETE. THE FORM S-4, PROXY STATEMENT AND PROSPECTUS, AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER TRANSACTION WILL BE AVAILABLE WHEN FILED FREE OF CHARGE AT THE SEC'S WEB SITE, AT WWW.SEC.GOV. IN ADDITION, THE PROXY STATEMENT AND PROSPECTUS, AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER WILL BE MADE AVAILABLE TO INVESTORS FREE OF CHARGE BY CALLING OR WRITING TO THE MINDFULEYE AND NETCURRENTS CONTACT ADDRESSES SET FORTH IN THE PRESS RELEASE ATTACHED AS EXHIBIT 99.1 TO THIS FILING.

IN ADDITION TO THE FORM S-4, THE PROXY STATEMENT AND PROSPECTUS, AND THE OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER, BOTH MINDFULEYE AND NETCURRENTS ARE OBLIGATED TO FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY REPORTS, STATEMENTS AND OTHER INFORMATION FILED WITH THE SEC AT THE SEC'S PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 OR AT THE OTHER PUBLIC REFERENCE ROOMS IN NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON PUBLIC REFERENCE ROOMS. FILINGS WITH THE SEC ALSO ARE AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT-RETRIEVAL SERVICES AND AT THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.

MindfulEye, Inc. will be, and certain other persons named below may be, soliciting proxies from MindfulEye's stockholders in favor of the transaction. Some of the directors and executive officers of MindfulEye may be deemed to be participants in MindfulEye's solicitation of proxies.

The participants in the solicitation include the following directors and officers of MindfulEye:

NAME                                    TITLE
----                                    -----

Tod Maffin                              Director, Interim Chief Executive

Ray Torresan                            Director, Communications President

Todd Cusolle                            Director, VP Technology

Amanda Kerr                             Director, Secretary, VP Operations

Praveen Varshney                        Director

The following sets forth the shareholdings of the participants:

Title Of Class    Name Of Beneficial Owner           Number Of Shares       Percent Of Class
Common Stock      Tod Maffin                         1,232,770                  8.9%
Common Stock      Todd Cusolle                       1,232,770                  8.9%
Common Stock      Ray Torresan                       1,232,770                  8.9%
Common Stock      Amanda Kerr                        1,232,770                  8.9%
Common Stock      Varshney Capital Corp.(2)          1,719,389                 12.4%

Common Stock      Total -- Officers and Directors    6,650,469                 48.1%
                  as a group

(1) Based on an aggregate 13,815,000 shares outstanding as of February 28, 2001.

(2) Varshney Capital Corp. is beneficially owned by Praveen Varshney, a director of the company.

In addition, Madison & Wall Worldwide, Inc. is participating in the solicitation.

Some of the participants in the solicitation have interests in the merger and associated transactions, some of which may differ from, or may be in addition to, those of MindfulEye's stockholders generally:

o In connection with the merger, some of MindfulEye's senior officers will become senior officers and directors of NetCurrents, Inc., the publicly-traded company that will result from the merger. Mr. Ray Torresan will become the President and a director of NetCurrents, and Mr. Nav Bhullar will become a director of NetCurrents.

o The following directors or officers of MindfulEye hold more than 1.0% of the outstanding common stock of MindfulEye: Todd Maffin (8.9%), Todd Cusolle (8.9%), Ray Torresan (8.9%), Amanda Kerr (8.9%), And Praveen Varshney (8.9%). All percentages are as of February 28, 2001.

Exhibits:

         EXHIBIT NUMBER                 DESCRIPTION
         --------------                 -----------

               99.1                     Press Release, dated March 1, 2001